UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tech Central, Inc.

(Name of small business issuer in its charter)

Wyoming	7812	46-5642819
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Code Number)

134 West Mission
Fallbrook, CA 92028
TechCentralinc.com
702-241-3268

(Address and telephone number of registrant's principal executive offices and principal place of business)

Northwest Registered Agent Service, Inc.

412 North Main Street

Suite 100

Buffalo, Wyoming 82834
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-212438

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class

To be so Registered

Common Stock, par value $0.001

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-212438) as amended from time to time (the "1933 Act Registration Statement"),and as originally filed with the Securities and Exchange Commission on July 8, 2016 (“Registration Statement”), and in the prospectus included in the Registration Statement and declared effective by the Commission on September 28, 2016, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation
3.2*	Bylaws

*  Incorporated by reference to registration statement on Form S-1 filed on July 8, 2016.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TECH CENTRAL, INC.

Dated: January 12, 2017	By:	/s/ Joseph Lewis
Joseph Lewis
Principal Executive Officer, and Principal Financial Officer